UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/26/2012

GenMark Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34753

Delaware	27-2053069
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5964 La Place Court, Suite 100
Carlsbad, CA 92008
(Address of principal executive offices, including zip code)

760-448-4300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Effective July 26, 2012, GenMark Diagnostics, Inc. ("GenMark"), through its subsidiary Clinical Micro Sensors, Inc., entered into a Development Collaboration and License Agreement ("Agreement") with Advanced Liquid Logic, Inc. ("ALL").

Under the terms of the Agreement, GenMark has established with ALL a collaborative program to develop in-vitro diagnostic products incorporating ALL's proprietary electro-wetting technology in conjunction with electrochemical detection. GenMark will pay ALL an upfront payment of $250,000, purchase approximately $1,000,000 in ALL preferred stock, and pay up to $1,750,000 in potential milestone payments. The milestone payments are contingent upon reaching certain development, approval and commercial launch events with a product incorporating ALL's proprietary electro-wetting technology. In addition, subject to meeting certain conditions, ALL will be the exclusive supplier of certain product components that incorporate ALL's proprietary electro-wetting technology.

The foregoing description of the Agreement is qualified in its entirety by reference to the actual text of the Agreement, a copy of which GenMark expects to file with its Quarterly Report on Form 10-Q for the quarter ending September 30, 2012, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

This Report includes forward-looking statements regarding events, trends and business prospects which may affect our future operating results and financial position, and such statements are subject to risks and uncertainties that could cause our actual performance, operating results and financial position to differ materially. Such forward-looking statements include, but are not limited to, the development and functionality of our products and the continued development of our technology, including in-vitro diagnostic platforms and assays, the future payment of milestone payments by the Company, the value of any securities to be purchased by Company, and the ability of the Company and its partners to manufacture products in a consistent, timely and cost-effective manner. Some of the risks and uncertainties associated with such forward-looking statements include, but are not limited to, risks related to our history of operating losses, our ability to successfully commercialize our products, the need for further financing and our ability to access the necessary additional capital for our business, inherent risk and uncertainty in the protection intellectual property rights, ability to maintain gross margins, regulatory uncertainties regarding approval or clearance for our products, as well as other risks and uncertainties described under the "Risk Factors" in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

Item 7.01.    Regulation FD Disclosure

The information in this Item 7.01 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1    Press Release, dated July 31, 2012, titled "GenMark Diagnostics and Advanced Liquid Logic Finalize Technology and Collaboration Agreements to Develop an All-Digital Fully Integrated Diagnostic Platform"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenMark Diagnostics, Inc.

Date: August 01, 2012	By:	/s/ Richard Slansky
Richard Slansky
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release